EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Range Resources Corporation:

We consent to the incorporation by reference in the Registration Statements on Form S-3/A (No. 333-76837 and No. 333-118417), on Form S-4, (Nos. 333-78231, 333-78231, 333-108516 and 333-117834) and on Form S-8 (Nos. 333-90760, 333-63764, 333-40380, 333-30534, 333-88657, 333-69905, 333-62439, 333-44821, 333-10719, 333-105895 and 333-116320) of Range Resources Corporation and in the related Prospectuses of our report dated February 28, 2005 with respect to the consolidated financial statements of Range Resources Corporation (and subsidiaries), management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Range Resources (and subsidiaries), included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Fort Worth, Texas
February 28, 2005